EXHIBIT 10.2


                             ST. JUDE MEDICAL, INC.

                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                        (AS ADOPTED ON JANUARY 11, 1999)

     1. PURPOSE
     The St. Jude Medical, Inc. Management Incentive Compensation Plan (the "Plan") is designed to attract, retain, and reward highly qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.


     2. DEFINITIONS
          (a) BOARD -- The Board of Directors of St. Jude Medical, Inc.

          (b) CODE -- The Internal Revenue Code of 1986, as amended.

          (c) COMMITTEE -- The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan, in compliance with requirements of Section 162(m) of the Code.

          (d) COMPANY -- St. Jude Medical, Inc. and any other corporation in which St. Jude Medical, Inc. controls, directly or indirectly, fifty percent or more of the combined voting power of all classes of voting securities.

          (e) EXECUTIVE OFFICER -- Any officer of the Company subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934 ("Exchange Act").

          (f) INCENTIVE COMPENSATION -- The cash incentive awarded to a Participant pursuant to terms and conditions of the Plan.

          (g) PARTICIPANT -- Any Executive Officer and any other employee or class of management employees of the Company as may be designated by the Committee.

          (h) PLAN -- The St. Jude Medical, Inc., Management Incentive Compensation Plan.

          (i) SALARY -- The direct gross (as opposed to taxable) compensation earned by the Participant as base salary during the fiscal year, excluding any and all commissions, bonuses, incentive payments payable during the fiscal year, and other similar payments.


     3. ELIGIBILITY
     The Committee shall, each fiscal year, designate those employees, including Executive Offices of the Company who are eligible to receive Incentive Compensation under this Plan for the fiscal year.


     4. ADMINISTRATION
      The awards under the Plan shall be based on the attainment of financial performance goals for the fiscal year, as determined for each Participant by the Committee. The Committee shall administer the Plan and shall have full power and authority to construe, interpret, and administer the Plan necessary to comply with the requirements of Section 162(m) of the Code. The Committee's decisions shall be final, conclusive, and binding upon all persons. The Committee shall certify in writing prior to commencement of payment of the bonus that the performance goal or goals under which the bonus is to be paid has or have been achieved. The Committee in its sole discretion has the authority to reduce or eliminate the amount of a bonus otherwise payable to Executives upon attainment of the performance goal established for a fiscal year. At the beginning of each fiscal year consistent with the requirements of Section 162(m), the Committee shall; (i) determine the percentage of the Participant's Salary that may be awarded as Incentive Compensation for the fiscal year, up to a maximum award under the Plan of the greater of $2,000,000 or 1.5% of the Company's consolidated after tax net profits for the fiscal year; (ii) determine the Participants eligible to participate in the Plan for the fiscal year; (iii) determine the


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financial performance goals as set forth in Section 5 herein for each
Participant on which Incentive Compensation will be paid; (iv) determine each Executive's Incentive Compensation for the fiscal year; and (v) determine the frequency at which each Participant's Incentive Compensation will be paid when attained.

      Except with respect to Incentive Compensation payable to Executive Officers of the Company, the Committee may delegate the establishment of performance goals, and the general powers of the Committee described above with respect to the Plan to the Chief Executive Officer of the Company.

      The Committee may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require a shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable law or regulation.

      5. FINANCIAL PERFORMANCE GOALS
      With respect to any Participant who is an Executive Officer, the Committee shall establish performance goals based on the stock price of the Company, the Company's earnings per share, market share, sales, return on equity, asset management or the expenses or profitability of the Company or any division or subsidiary, or any combination of such goals for the fiscal year, or a portion thereof. Any performance goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. Any such goal shall be established when the outcome of the goal is substantially uncertain. The Committee shall not increase the maximum amount of the Incentive Compensation payable upon attainment of the goal after the goal has been established. The Incentive Compensation may be paid in whole or in part upon the attainment of any one of the goals. Any such goal shall comply with the applicable requirements of
Section 162(m) of the Code and any regulations promulgated thereunder.

      With respect to any Participant other than an Executive Officer, the Committee may establish performance goals based on other than the financial performance of the Company specified above.

      6. PAYMENT OF INCENTIVE COMPENSATION; NONASSIGNABILITY
      The Incentive Compensation shall be paid only upon certification of the attainment of the preestablished performance goals by the Committee. Such Incentive Compensation shall be paid within 90 days of the end of the fiscal year, but any Participant who is eligible to participate in the Company's deferred compensation plan may elect to defer part or all of such Incentive Compensation under such plan. No Incentive Compensation or any other benefit under the Plan shall be assignable or transferable by the Participant during the Participant's lifetime.

      7. NO RIGHT TO CONTINUED EMPLOYMENT
      Nothing in the Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without cause.


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